UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 7, 2017

MINDBODY, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37453	20-1898451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4051 Broad Street, Suite 220
San Luis Obispo, California 93401
(Address of principal executive offices, including zip code)

(877) 755-4279
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 8, 2017, MINDBODY, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2016. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 2.02 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2017, the Company’s board of directors (the “Board”) increased the size of the Board by one director, from seven to eight directors, and, following the recommendation of its nominating and corporate governance committee, elected Adam Miller to serve as a member of the Board, effective immediately.  Mr. Miller will serve as a Class I director, with a term expiring at the Company's 2019 annual meeting of stockholders.  In addition, on the same date, the board appointed Mr. Miller as a member of the compensation committee of the Board.
Mr. Miller has served as President and Chief Executive Officer, and as a member of the board of directors of Cornerstone OnDemand, Inc. (“Cornerstone”), a cloud-based learning and talent management solutions provider, since May 1999. Prior to founding Cornerstone, Mr. Miller was an investment banker with Schroders plc, a financial services firm. Since its formation, Mr. Miller has served as Chairman of the Cornerstone OnDemand Foundation, which leverages Cornerstone’s expertise, solutions and partner ecosystem to help empower communities. Mr. Miller also writes and speaks extensively about talent management, entrepreneurship and cloud software. Mr. Miller holds a J.D. from the School of Law of the University of California, Los Angeles (UCLA), an M.B.A. from UCLA’s Anderson School of Business, a B.A. from the University of Pennsylvania (Penn) and a B.S. from Penn’s Wharton School of Business. He also earned C.P.A. (inactive) and Series 7 certifications.
In accordance with the Company’s Outside Director Compensation Policy, Mr. Miller was granted an award of restricted stock units with a value of approximately $350,000 (the “RSU Award”). The RSU Award will vest in four equal annual installments on each anniversary of the grant date, in each case subject to Mr. Miller continuing to be a service provider through each applicable vesting date. The RSU Award is subject to the terms and conditions of the MINDBODY, Inc. 2015 Equity Incentive Plan and the related restricted stock unit award agreement, copies of which have been filed as Exhibit 10.2 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-204068) filed with the Securities and Exchange Commission on June 8, 2015 and incorporated herein in their entirety by reference. In addition, Mr. Miller is eligible to receive cash compensation in the form of annual cash retainers for service on the Board and Board committees, as applicable, and additional annual equity awards, in each case, in accordance with the terms and conditions of the Company’s Outside Director Compensation Policy. The foregoing summary of the Outside Director Compensation Policy does not purport to be complete and is qualified in its entirety by the full text of the Outside Director Compensation Policy, a copy of which has been filed as Exhibit 10.16 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-204068) filed with the Securities and Exchange Commission on June 8, 2015 and incorporated herein its entirety by reference.
Mr. Miller also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-204068) filed with the Securities and Exchange Commission on June 8, 2015 and incorporated herein its entirety by reference.
There is no arrangement or understanding between Mr. Miller and any other persons pursuant to which Mr. Miller was elected as a director. In addition, Mr. Miller is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On February 8, 2017, the Company issued a press release announcing Mr. Miller’s appointment as a director. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated February 8, 2017.
99.2	Press release dated February 8, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDBODY, INC.

By:	/s/ Brett White
Brett White Chief Financial Officer and Chief Operating Officer
Date: February 8, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 8, 2017.
99.2	Press release dated February 8, 2017.